Exhibit 31.1

Certification
Pursuant to Exchange Act Rules 13a-14(a) and 15d-14(a), As Adopted
Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Michael A. Bless, certify that:

1.	I have reviewed this Amendment No. 1 to the annual report on Form 10-K/A of Century Aluminum Company;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

By:	/s/ Michael A. Bless
Name:	Michael A. Bless
Title:	President and Chief Executive Officer
Date:	April 30, 2015